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   As filed with the Securities and Exchange Commission on: January 23, 1998



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                            ------------------------


       Date of Report (Date of earliest event reported): January 23, 1998



                              THE GNI GROUP, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                        0-10735              76-0232338
(State or other juris-        (Commission         (I.R.S. Employer
diction of incorporation)     File Number)       Identification No.)



2525 BATTLEGROUND ROAD, DEER PARK, TEXAS      77536          (281) 930-0350
(Address of Principal Executive Offices)   (Zip Code)   (Registrant's telephone
                                                           number, including
                                                               area code)



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                                    FORM 8-K

                                 CURRENT REPORT


ITEM 5.  OTHER EVENTS.


The GNI Group, Inc. has announced today that it has signed a preliminary, non-binding letter of intent with an investor group to effect a transaction pursuant to which holders of the Company's common stock would receive $7.00 per share in cash. The proposal contemplates the participation of management and their retention of an equity stake in the Company. Subject to certain exceptions, the Company has agreed to a 60-day period of exclusivity in order to negotiate a definitive binding agreement. In the event that the Company either violates or terminates the exclusivity period or an alternative transaction is consummated within 180 days of the date of the letter of intent, it has agreed to pay the fees and expenses of the investor group up to a maximum of $1,500,000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements.

                  Not Applicable.

         (b)     Pro forma financial information.

                  Not Applicable.

         (c)     Exhibits.

                   Not Applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   THE GNI GROUP, INC.



DATE:   January 23, 1998                            /s/ Carl V Rush, Jr.
      ---------------------                        ----------------------------
                                                   Carl V Rush, Jr.
                                                   President and CEO

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